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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2000 relating to the financial statements of Ariel Corporation, which appears in Ariel Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.




PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 30, 2000